Exhibit 99(c)

[First Union Logo appears here]                                   NEWS
Monday                                                            Media Contact:
April 16, 2001                                        Ginny Mackin  704-383-3715
                                                    Mary Eshet      704-383-7777

                                                               Investor Contact:
                                                     Alice Lehman   704-374-4139

FIRST UNION REPORTS OPERATING EARNINGS OF $610 MILLION, OR 62 CENTS PER SHARE IN THE 1ST QUARTER OF 2001

--------------------------------------------------------------------------------
FIRST QUARTER 2001 OVERVIEW

o Reported cash operating earnings of 69 cents per share, or 62 cents on an operating basis, in line with market expectations.
o Net charge-offs declined 16 percent from the first quarter of 2000, while nonperforming assets, excluding assets held for sale, increased 5 percent.
o Expenses declined 10 percent from the first quarter of 2000, and were unchanged from year-end.
o Deposits grew 3 percent from the first quarter of 2000, excluding divestitures.
o Loans grew 6 percent from the first quarter of 2000, excluding divested businesses and securitizations.

--------------------------------------------------------------------------------
Earnings Highlights                               Three Months Ended
                                                           March 31,       1Q01
                                                  ------------------        vs
(In millions, except per share data)                2001        2000       1Q00
--------------------------------------------------------------------------------
Earnings
Operating earnings                                $    610       838       (27)%
Diluted earnings per share (Operating earnings)       0.62      0.85       (27)
Net income (As reported)                               584       840       (30)
Diluted earnings per share (As reported)          $   0.59      0.85       (31)%
--------------------------------------------------------------------------------
Financial ratios (Operating earnings)
Return on average stockholders' equity               15.64%    20.31         -
Overhead efficiency ratio                            65.18     62.31         -
Net interest margin                                   3.42      3.69         -
Fee income as % of total revenue                     47.13     48.08         -
Dividend payout ratio                                38.71%    56.47         -
--------------------------------------------------------------------------------
Cash operating earnings
Net income                                        $    684       932       (27)%
Diluted earnings per share                        $   0.69      0.95       (27)%
Return on average tangible stockholders' equity      22.91%    34.03         -
Overhead efficiency ratio                            62.80%    59.65         -
--------------------------------------------------------------------------------
Asset quality
Allowance as % of nonaccrual and restructured loans    143%      150         -
Net charge-offs as % of average loans, net            0.53      0.57         -
Nonperforming assets to loans, net,
  foreclosed properties and assets held for sale      1.30%     0.92         -
--------------------------------------------------------------------------------

                                     -more-

FIRST UNION REPORTS 1ST QUARTER EARNINGS/Page 2
----------------------------------------

CHARLOTTE, N.C. - First Union (NYSE:FTU) today reported diluted first quarter 2001 cash operating earnings of $684 million, or 69 cents per share, in a quarter highlighted by very strong expense control, loan and deposit growth (excluding divestitures), and slightly lower loan losses. First quarter 2001 operating earnings were $610 million, or 62 cents per share, and net income was $584 million, or 59 cents per share. The decline in earnings, as anticipated, reflected a decrease in principal investing revenues, the winding down of divested businesses and a difficult financial market environment.

The cash operating return on average tangible stockholders' equity was 22.91 percent in the first quarter of 2001 and 34.03 percent in the first quarter of 2000. Cash operating earnings are earnings before goodwill and other intangible amortization. Based on first quarter 2001 operating earnings, First Union's return on average stockholders' equity (ROE) was 15.64 percent and 20.31 percent in the first quarter of 2000.

"Our first quarter results were in line with market expectations. Beneath the numbers, what we see is some very good execution by our employees on controlling costs, managing risk and serving their customers," said Ken Thompson, First Union chairman and CEO. "The results are clear in improved customer satisfaction and retention. I'm particularly pleased with the continuing good loan and deposit growth that we're seeing in our General Bank. Given the exceptionally difficult market over the last quarter, we were satisfied with the performance in our Capital Management and Capital Markets businesses."

Net Interest Income
Net interest income on a tax-equivalent basis was $1.7 billion in the first quarter of 2001, a 13 percent decline from $2.0 billion in the first quarter of 2000, largely due to a reduction in earning assets related to the sale of loans and securities in connection with First Union's restructuring in 2000. The net interest margin was 3.42 percent in the first quarter of 2001 and 3.69 percent in the first quarter of 2000.

Fee and Other Income
On an operating basis, fee and other income in the first quarter of 2001 was $1.5 billion, down 16 percent from the first quarter of 2000, primarily attributable to declines of $93 million in commissions and $242 million in principal investing revenue. Results include a $75 million gain recorded in connection with the sale of Star Systems, Inc., an automated teller machine network in which First Union held an interest. On an operating basis, fee and other income as a percentage of total revenue was 47 percent in the first quarter of 2001 and 48 percent in the first quarter of 2000.

Provision for Loan Losses
The loan loss provision was $219 million in the first quarter of 2001, an increase of $27 million from the first quarter of 2000. The provision exceeded net charge-offs by $60 million. At March 31, 2001, the ratio of allowance to net loans increased to 1.43 percent from 1.30 percent at March 31, 2000.

Noninterest Expense
On an operating basis, noninterest expense was $2.1 billion in the first quarter of 2001, down 10 percent from the first quarter of 2000, reflecting solid expense control and lower variable compensation expense.

                                     -more-

FIRST UNION REPORTS 1ST QUARTER EARNINGS/Page 3
----------------------------------------

Divestitures Update
In the first quarter of 2001, the final 26 branches were sold as part of First Union's strategic repositioning announced in June 2000. This included $617 million in deposits and $115 million in loans in the first quarter of 2001. In addition, $3 billion of The Money Store home equity portfolio was securitized and sold in the first quarter of 2001.

Restructuring and Other Charges and Gains
The restructuring and other charges and gains in the first quarter of 2001 amounted to a pre-tax charge of $43 million ($26 million after-tax) or 3 cents per share. This included pre-tax charges of $116 million, which were offset by $73 million in gains on the branch sales mentioned above.

Net Charge-offs and Nonperforming Assets
Net charge-offs amounted to $159 million in the first quarter of 2001, a decrease of $30 million from the first quarter of 2000. This represented 0.53 percent of average net loans, down 4 basis points from the first quarter of 2000.

At March 31, 2001, nonperforming assets were $1.7 billion, or 1.30 percent of net loans, foreclosed properties and assets held for sale, up 29 percent from March 31, 2000. Excluding assets held for sale, nonperforming assets rose by 5 percent. In line with previous guidance, the company said that it anticipates a rise in nonperforming assets in 2001 to mirror industry trends. First quarter 2001 nonperforming assets included $344 million of nonperforming assets classified as held for sale.

Lines of Business

--------------------------------------------------------------------------------
General Bank Highlights                           Three Months Ended
                                                           March 31,       1Q01
                                                  ------------------        vs
(In millions)                                       2001        2000       1Q00
--------------------------------------------------------------------------------
Total revenue                                     $  1,450     1,396        4 %
Provision for loan losses                              101        38        -
Noninterest expense                                    908       925       (2)
Operating earnings                                     292       291        -
Average loans, net                                  63,596    56,491       13
Average core deposits                               98,535    97,552        1
Economic capital                                  $  3,586     3,766       (5)%
--------------------------------------------------------------------------------

The General Bank has three major business lines: Consumer, Commercial and Small Business. Due to substantial improvement in customer service, General Bank revenue increased 4 percent from the first quarter of 2000 with strong growth in loans and in fee and other income. Fee and other income was led by improved service charge income and strong debit card revenues. The increased provision reflected a $29 million increase in Commercial and Small Business net charge-offs. The Consumer provision increased $34 million, including a $13 million market value adjustment on First Union Home Equity nonperforming loans moved to assets held for sale and other home equity charge-offs related to the normal aging of a growing loan portfolio. The impact of expense control initiatives was reflected in a 2 percent decline in noninterest expense from the first quarter of 2000.

Loans increased 13 percent from the first quarter of 2000, with across-the-board strength in consumer lending, while commercial real estate and small business lending drove Commercial lending growth.

Average core deposits grew 1 percent from the first quarter of 2000, excluding divestitures, primarily in interest checking, savings and money market accounts that have low funding costs.


                                     -more-

FIRST UNION REPORTS 1ST QUARTER EARNINGS/Page 4
----------------------------------------

Overall customer satisfaction scores as measured by Gallup improved for the eighth consecutive quarter. Household retention also continued to improve. Online customer growth continued to be strong, reaching 2.6 million enrollments by March 31, 2001. This included 111,000 online wholesale enrollments.

--------------------------------------------------------------------------------
Capital Management Highlights                     Three Months Ended
                                                           March 31,       1Q01
                                                  ------------------        vs
(In millions)                                       2001        2000       1Q00
--------------------------------------------------------------------------------
Total revenue                                     $    831       928      (10)%
Provision for loan losses                                -         -        -
Noninterest expense                                    658       708       (7)
Operating earnings                                     113       145      (22)
Average loans, net                                   4,535     4,026       13
Average core deposits                                8,004     7,740        3
Economic capital                                  $    987     1,059       (7)%
--------------------------------------------------------------------------------

Capital Management includes Retail Brokerage Services, Asset Management, and Wealth and Trust Services. These businesses, with their diversified portfolio and multiple channels of distribution, performed solidly in the first quarter of 2001 despite an exceptionally difficult market environment. Capital Management's revenue declined 10 percent from a very strong first quarter of 2000, primarily reflecting lower brokerage fee income. Noninterest expense decreased 7 percent from the first quarter of 2000, primarily due to decreased incentives tied to revenue production.

While fee income and transaction activity declined in a difficult market, Capital Management's balanced product mix (34 percent equity products, 28 percent fixed income products and 38 percent money market products) enabled First Union to serve client needs. In a declining market, assets under management were down 1 percent from year-end 2000 to $168 billion at March 31, 2001. Assets under management include mutual fund assets, which grew to a record $87 billion, up 2 percent from year-end 2000. Money market net fund sales in the first quarter of 2001 reached a record $5 billion.

The brokerage sales force increased to nearly 7,800, mainly due to the addition of JWGenesis, a purchase acquisition that closed on January 1, 2001. This acquisition provided an additional independent distribution channel. The online brokerage channel grew 13 percent from year-end 2000, ending with 67,000 online enrollments at March 31, 2001.

--------------------------------------------------------------------------------
Capital Market Highlights                         Three Months Ended
                                                           March 31,       1Q01
                                                  ------------------        vs
(In millions)                                       2001        2000       1Q00
--------------------------------------------------------------------------------
Total revenue                                     $    726       929      (22)%
Provision for loan losses                               70        89      (21)
Noninterest expense                                    467       454        3
Operating earnings                                     150       278      (46)
Average loans, net                                  42,642    41,560        3
Average core deposits                                9,472     9,210        3
Economic capital                                  $  6,282     5,480       15 %
--------------------------------------------------------------------------------

                                     -more-

FIRST UNION REPORTS 1ST QUARTER EARNINGS/Page 5
----------------------------------------

Capital Markets encompasses Investment Banking and Corporate Banking businesses that offer a range of fixed income products, debt and equity products, structured products and advisory services for corporate and institutional clients. First quarter 2001 revenue declined 22 percent from the first quarter of 2000, primarily related to anticipated lower principal investing gains, which were down $242 million from an exceptionally strong first quarter of 2000. Fixed income fee and other income increased 90 percent from the first quarter of 2000, primarily driven by equity derivatives and fixed income sales and trading. The increase was offset by declines in the agency businesses, primarily loan syndications and asset securitization. Restructuring actions undertaken in 2000 to streamline and focus Capital Markets businesses showed solid results in the first quarter of 2001, with a modest 3 percent growth in noninterest expense from the first quarter of 2000.

First Union (NYSE:FTU), with $253 billion in assets and stockholders' equity of $16 billion at March 31, 2001, is a leading provider of financial services to 15 million retail and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices in 11 East Coast states and Washington, D.C., and full-service brokerage offices in 47 states. Online banking products and services can be accessed through www.firstunion.com.

Earnings Conference Call

First Union CFO Bob Kelly will review First Union's first quarter results in a pre-recorded conference call and audio webcast that will be available beginning at 8 a.m. today. Supplemental materials relating to the first quarter results are available on the Internet at www.ftuinvestor.com, and investors are encouraged to access such materials. In addition, he will be available for a live question-and-answer session on earnings results in a teleconference call at 1 p.m. today.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to www.ftuinvestor.com and click on the link First Union First Quarter Earnings Audio Webcast. In order to listen to the webcast, you will need to download Real Player Basic 8.

Pre-Recorded Teleconference Instructions: At 8 a.m. today, the telephone number for the pre-recorded conference call is 800-294-9508 for U.S. callers or 402-220-3770 outside U.S. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: 33345.

Live Teleconference Instructions: At 1 p.m. today, the telephone number for the live question-and-answer session on earnings results is 888-989-7593 for U.S. callers (or 712-257-2881 for international callers). You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: 33345.

Additional Information

This news release, the pre-recorded conference call and live question-and-answer session may contain certain forward-looking statements with respect to the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of First Union, including, without limitation, (i) statements relating to certain of First Union's goals and expectations with respect to earnings, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond First Union's control). A discussion of various factors that could cause First Union's actual results or conditions to differ materially from the goals, plans, objectives, intentions, and expectations expressed in such forward-looking statements is included in First Union's most recent annual, quarterly and current reports filed with the Securities and Exchange Commission, including its Current Report on Form 8-K dated April 16, 2001. Some of the factors described in those reports, include, without limitation, factors relating to (1) the strength of the U.S. economy in general and the strength of the local economies in which First Union conducts operations, which may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on First Union's loan portfolio and allowance for loan losses; (2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on First Union's capital markets and capital management activities; (4) the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); and (5) the effect of corporate restructuring, acquisitions and/or dispositions on First Union. Forward-looking statements speak only as of the date they are made. First Union does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

                                     -more-

PAGE 6
FIRST UNION CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
----------------------------------------------------------------------------------------------------------------------------------

                                                                        2001                                                 2000
                                                                    ---------   --------------------------------------------------
(Dollars in millions, except                                           First        Fourth        Third       Second        First
  per share data)                                                    Quarter       Quarter      Quarter      Quarter      Quarter
----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
Operating Earnings
  Net interest income - tax-equivalent                              $  1,734         1,757        1,860        1,930        1,989
  Fee and other income                                                 1,546         1,582        1,645        1,746        1,842
----------------------------------------------------------------------------------------------------------------------------------
  Total revenue - tax-equivalent                                       3,280         3,339        3,505        3,676        3,831
  Provision for loan losses                                              219           192          142          228          192
  Noninterest expense                                                  2,138         2,132        2,328        2,366        2,387
  Income taxes - tax-equivalent                                          313           334          333          368          414
----------------------------------------------------------------------------------------------------------------------------------
  Income before restructuring, merger-
    related and other charges and
    cumulative effect of a change in
    accounting principle (Operating earnings)                            610           681          702          714          838
After-tax restructuring, merger-related
  and other charges                                                      (26)          (36)         150       (2,913)           2
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) before cumulative effect
  of a change in accounting principle                                    584           645          852       (2,199)         840
Cumulative effect of a change in the
  accounting for beneficial interests, net of tax                          -           (46)           -            -            -
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss) (As reported)                                     $    584           599          852       (2,199)         840
----------------------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE
Income before restructuring, merger-
  related and other charges and
  cumulative effect of a change in
  accounting principle                                              $   0.62          0.69         0.71         0.73         0.85
Income (loss) before cumulative effect
  of a change in accounting principle                                   0.59          0.65         0.86        (2.27)        0.85
Net income (loss)                                                   $   0.59          0.60         0.86        (2.27)        0.85
----------------------------------------------------------------------------------------------------------------------------------
PROFITABILITY (Operating earnings)
Return on average stockholders' equity                                 15.64 %       15.36        15.76        17.74        20.31
Net interest margin                                                     3.42          3.46         3.52         3.51         3.69
Fee and other income as % of total revenue                             47.13         47.38        46.93        47.50        48.08
Overhead efficiency ratio                                              65.18         63.85        66.42        64.36        62.31
Effective income tax rate                                              31.54 %       31.21        30.43        32.45        31.81
----------------------------------------------------------------------------------------------------------------------------------
CASH OPERATING EARNINGS
Net income                                                          $    684           753          778          807          932
Diluted earnings per share                                          $   0.69          0.76         0.79         0.82         0.95
Return on average tangible stockholders' equity                        22.91 %       21.55        22.15        30.18        34.03
Return on average stockholders' equity                                 17.52         17.00        17.47        20.04        22.59
Overhead efficiency ratio                                              62.80 %       61.46        64.17        61.64        59.65
Operating leverage                                                  $    (67)           31         (154)        (136)         (13)
----------------------------------------------------------------------------------------------------------------------------------

PAGE 7
FIRST UNION CORPORATION
OTHER FINANCIAL DATA
(Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

                                                                         2001                                                2000
                                                                    ------------   -------------------------------------------------
                                                                        First        Fourth        Third       Second        First
(Dollars in millions)                                                 Quarter       Quarter      Quarter      Quarter      Quarter
-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY(a)
Tier I capital ratio                                                     7.16 %        7.02         7.00         6.65         6.94
Total capital ratio                                                     11.29         11.19        11.32        10.57        10.67
Leverage ratio                                                           5.88 %        5.92         5.73         5.34         5.94
-----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of loans, net                                             1.43 %        1.39         1.39         1.33         1.30
Allowance as % of nonperforming assets                                    132           135          181          193          139
Net charge-offs as % of average loans, net                               0.53          0.64         0.46         0.69         0.57
Nonperforming assets to loans, net,
  foreclosed properties and assets
  held for sale                                                          1.30 %        1.22         0.98         0.87         0.92
-----------------------------------------------------------------------------------------------------------------------------------
OTHER DATA
Employees (FTEs)                                                       69,368        69,971       70,533       72,890       72,016
Branches                                                                2,164         2,193        2,253        2,258        2,305
ATMs                                                                    3,676         3,772        3,831        3,832        3,786
Shares outstanding (In thousands)                                     981,268       979,963      986,004      986,394      984,148
Common stock price                                                  $   33.00         27.81        32.19        25.00        37.25
Book value per common share                                         $   16.39         15.66        15.00        14.14        17.16
Common stock price to book value                                          201 %         178          215          177          217
Market capitalization                                               $  32,382        27,253       31,739       24,660       36,660
Dividends paid per common share                                     $    0.24          0.48         0.48         0.48         0.48
---------------------------------------------------------------------------------------------------------  ------------------------
AVERAGE BALANCE SHEET DATA
Commercial loans, net                                               $  77,270        76,253       75,380       75,951       73,939
Consumer loans, net                                                    42,580        43,840       48,095       56,663       57,542
Loans, net                                                            119,850       120,093      123,475      132,614      131,481
Earning assets                                                        203,720       202,606      211,089      220,061      215,754
Total assets                                                          245,469       239,375      246,818      255,583      248,290
Core deposits                                                         118,192       118,944      118,074      118,256      118,072
Total deposits                                                        137,282       138,329      143,112      141,204      140,421
Interest-bearing liabilities                                          183,995       181,832      190,146      196,954      191,680
Stockholders' equity                                                $  15,846        14,753       14,236       16,614       16,583
-----------------------------------------------------------------------------------------------------------------------------------
PERIOD END BALANCE SHEET DATA
Commercial loans, net                                               $  80,470        80,240       79,361       78,615       78,100
Consumer loans, net                                                    42,383        43,520       44,058       49,744       57,703
Loans, net                                                            122,853       123,760      123,419      128,359      135,803
Total assets                                                          252,949       254,170      246,640      257,994      253,648
Core deposits                                                         120,786       122,383      118,317      119,352      119,928
Total deposits                                                        140,795       142,668      138,870      144,864      139,890
Stockholders' equity                                                $  16,081        15,347       14,795       13,951       16,884
-----------------------------------------------------------------------------------------------------------------------------------

(a) The first quarter of 2001 is based on estimates.

PAGE 8
FIRST UNION CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited)
--------------------------------------------------------------------------------------------------------------------------

                                                                                        Three Months Ended March 31, 2001
                                                                                   ---------------------------------------
                                                                                                   Restructuring
                                                                                                    and Other
                                                                                      Operating      Charges/        As
(In millions)                                                                          Earnings       Gains       Reported
--------------------------------------------------------------------------------------------------------------------------
Net interest income                                                                   $  1,702            -        1,702
Provision for loan losses                                                                  219            -          219
--------------------------------------------------------------------------------------------------------------------------
Net interest income after provision
  for loan losses                                                                        1,483            -        1,483
--------------------------------------------------------------------------------------------------------------------------
Fee and other income
  Service charges and fees                                                                 468            -          468
  Advisory, underwriting and other
    Capital Markets fees                                                                   198            -          198
  Other income
    Security transactions - portfolio                                                      (16)           -          (16)
    Asset sales and securitization                                                          12          (44)         (32)
    Gain on sale of branches                                                                 -           73           73
    Other income                                                                           884           (1)         883
--------------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                                       1,546           28        1,574
--------------------------------------------------------------------------------------------------------------------------
Noninterest expense
  Restructuring charges                                                                      -            2            2
  Other noninterest expense                                                              2,138           69        2,207
--------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                                        2,138           71        2,209
--------------------------------------------------------------------------------------------------------------------------
Income before income taxes (benefits)                                                      891          (43)         848
Income taxes (benefits)                                                                    281          (17)         264
--------------------------------------------------------------------------------------------------------------------------
        Net income                                                                    $    610          (26)         584
--------------------------------------------------------------------------------------------------------------------------
Diluted earnings per share                                                            $   0.62        (0.03)        0.59
--------------------------------------------------------------------------------------------------------------------------

PAGE 9
FIRST UNION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATING EARNINGS (a)
(Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

                                                                        2001                                                  2000
                                                                    ------------   -------------------------------------------------
                                                                        First        Fourth        Third       Second        First
(In millions, except per share data)                                   Quarter       Quarter      Quarter      Quarter      Quarter
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                          $  2,526         2,701        2,768        2,929        2,848
Interest and dividends on securities                                     925           939          975        1,023          966
Trading account interest                                                 204           199          212          218          191
Other interest income                                                    370           425          510          322          308
----------------------------------------------------------------------------------------------------------------------------------
        Total interest income                                          4,025         4,264        4,465        4,492        4,313
----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                   1,253         1,367        1,422        1,285        1,195
Interest on short-term borrowings                                        493           538          609          750          639
Interest on long-term debt                                               577           627          600          552          513
----------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                                         2,323         2,532        2,631        2,587        2,347
----------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                    1,702         1,732        1,834        1,905        1,966
Provision for loan losses                                                219           192          142          228          192
----------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                    1,483         1,540        1,692        1,677        1,774
----------------------------------------------------------------------------------------------------------------------------------
FEE AND OTHER INCOME
Service charges and fees                                                 468           481          508          491          486
Commissions                                                              375           383          365          375          468
Fiduciary and asset management fees                                      381           387          384          374          366
Advisory, underwriting and other Capital Markets fees                    198           187          148          182          209
Principal investing                                                      (43)          (43)          34          205          199
Other income                                                             167           187          206          119          114
----------------------------------------------------------------------------------------------------------------------------------
        Total fee and other income                                     1,546         1,582        1,645        1,746        1,842
----------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries and employee benefits                                         1,329         1,243        1,381        1,396        1,429
Occupancy                                                                163           150          157          155          157
Equipment                                                                205           221          213          210          214
Advertising                                                                9            16           14           31           30
Communications and supplies                                              110           123          117          122          125
Professional and consulting fees                                          73            97           87           82           71
Goodwill and other intangible amortization                                78            80           79          100          102
Sundry expense                                                           171           202          280          270          259
----------------------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                      2,138         2,132        2,328        2,366        2,387
----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                               891           990        1,009        1,057        1,229
Income taxes                                                             281           309          307          343          391
----------------------------------------------------------------------------------------------------------------------------------
        Net operating earnings                                      $    610           681          702          714          838
----------------------------------------------------------------------------------------------------------------------------------
Diluted earnings per share                                          $   0.62          0.69         0.71         0.73         0.85
----------------------------------------------------------------------------------------------------------------------------------

(a) Operating earnings exclude restructuring, merger-related and other charges and gains and cumulative effect of a change in accounting principle.

PAGE 10
FIRST UNION CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
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                                                                        2001                                                 2000
                                                                    ------------   -------------------------------------------------
                                                                        First        Fourth        Third       Second        First
(In millions, except per share data)                                   Quarter       Quarter      Quarter      Quarter      Quarter
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INTEREST INCOME
Interest and fees on loans                                          $   2,526         2,701        2,768        2,929        2,848
Interest and dividends on securities                                      925           939          975        1,023          966
Trading account interest                                                  204           199          212          218          191
Other interest income                                                     370           425          510          322          308
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        Total interest income                                           4,025         4,264        4,465        4,492        4,313
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INTEREST EXPENSE
Interest on deposits                                                    1,253         1,367        1,422        1,285        1,195
Interest on short-term borrowings                                         493           538          609          750          639
Interest on long-term debt                                                577           627          600          552          513
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        Total interest expense                                          2,323         2,532        2,631        2,587        2,347
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Net interest income                                                     1,702         1,732        1,834        1,905        1,966
Provision for loan losses                                                 219           192          322        1,030          192
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Net interest income after provision for loan losses                     1,483         1,540        1,512          875        1,774
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FEE AND OTHER INCOME
Service charges and fees                                                  468           481          506          447          486
Commissions                                                               375           383          365          375          468
Fiduciary and asset management fees                                       381           387          384          374          366
Advisory, underwriting and other Capital Markets fees                     198           182          145          182          209
Principal investing                                                       (43)          (43)          34          205          199
Other income                                                              195           363          749         (649)         114
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        Total fee and other income                                      1,574         1,753        2,183          934        1,842
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NONINTEREST EXPENSE
Salaries and employee benefits                                          1,373         1,407        1,427        1,396        1,429
Occupancy                                                                 164           150          160          155          157
Equipment                                                                 211           233          213          210          214
Advertising                                                                14            35           18           31           30
Communications and supplies                                               110           130          125          123          125
Professional and consulting fees                                           83           104           91           82           71
Goodwill and other intangible amortization                                 78            80           79          100          102
Restructuring and merger-related charges                                    2            33           52        2,110           (5)
Sundry expense                                                            174           205          283          296          259
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        Total noninterest expense                                       2,209         2,377        2,448        4,503        2,382
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Income (loss) before income taxes (benefits) and
  cumulative effect of a change in accounting principle                   848           916        1,247       (2,694)       1,234
Income taxes (benefits)                                                   264           271          395         (495)         394
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------------------------------------------
Income (loss) before cumulative effect of a change
  in accounting principle                                                 584           645          852       (2,199)         840
Cumulative effect of a change in the
  accounting for beneficial interests, net of tax                           -           (46)           -            -            -
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        Net income (loss)                                           $     584           599          852       (2,199)         840
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PER SHARE DATA
Basic
  Income (loss) before change in accounting principle               $    0.60          0.66         0.87        (2.27)        0.86
  Net income (loss)                                                      0.60          0.61         0.87        (2.27)        0.86
Diluted
  Income (loss) before change in accounting principle                    0.59          0.65         0.86        (2.27)        0.85
  Net income (loss)                                                      0.59          0.60         0.86        (2.27)        0.85
Dividends paid per common share                                     $    0.24          0.48         0.48         0.48         0.48
AVERAGE SHARES (In thousands)
Basic                                                                 967,671       969,097      971,453      969,707      972,174
Diluted                                                               975,847       990,445      986,763      981,940      984,095
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

PAGE 11
FIRST UNION CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
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                                                                      2001                                                 2000
                                                                  --------------   -------------------------------------------------
                                                                      First        Fourth        Third       Second        First
(In millions, except per share data)                                 Quarter       Quarter      Quarter      Quarter      Quarter
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                           $    7,857         9,906        7,063        8,028        7,854
Interest-bearing bank balances                                         2,971         3,239        4,585        1,913        1,037
Federal funds sold and securities purchased
  under resale agreements                                             11,866        11,240        5,395        9,054        8,206
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        Total cash and cash equivalents                               22,694        24,385       17,043       18,995       17,097
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Trading account assets                                                20,431        21,630       17,417       18,237       17,076
Securities                                                            51,528        49,246       52,065       55,203       52,089
Loans, net of unearned income                                        122,853       123,760      123,419      128,359      135,803
  Allowance for loan losses                                           (1,759)       (1,722)      (1,720)      (1,706)      (1,760)
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        Loans, net                                                   121,094       122,038      121,699      126,653      134,043
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Premises and equipment                                                 4,968         5,024        5,090        5,211        5,171
Due from customers on acceptances                                        894           874          968          839          842
Goodwill and other intangible assets                                   3,690         3,664        3,756        3,736        5,581
Other assets                                                          27,650        27,309       28,602       29,120       21,749
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        Total assets                                              $  252,949       254,170      246,640      257,994      253,648
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LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                                        28,582        30,315       28,501       30,229       29,885
  Interest-bearing deposits                                          112,213       112,353      110,369      114,635      110,005
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        Total deposits                                               140,795       142,668      138,870      144,864      139,890
Short-term borrowings                                                 39,719        39,446       39,388       50,883       49,389
Bank acceptances outstanding                                             902           880          976          847          847
Trading account liabilities                                            8,130         7,475        5,138        4,541        4,605
Other liabilities                                                     11,230        12,545       11,215        9,768        8,990
Long-term debt                                                        36,092        35,809       36,258       33,140       33,043
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        Total liabilities                                            236,868       238,823      231,845      244,043      236,764
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STOCKHOLDERS' EQUITY
Preferred stock                                                            -             -            -            -            -
Common stock, $3.33-1/3 par value;
  authorized 2 billion shares                                          3,271         3,267        3,287        3,288        3,280
Paid-in capital                                                        6,307         6,272        6,211        6,066        6,021
Retained earnings                                                      6,281         6,021        6,135        5,783        8,557
Accumulated other comprehensive income, net                              222          (213)        (838)      (1,186)        (974)
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        Total stockholders' equity                                    16,081        15,347       14,795       13,951       16,884
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        Total liabilities and stockholders' equity                $  252,949       254,170      246,640      257,994      253,648
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